UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 01, 2007

Pennichuck Corporation
(Exact name of registrant as specified in its charter)

New Hampshire	0-18552	02-0177370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (603) 882-5191

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          On October 1, 2007, Pennichuck Water Works, Inc. ("Pennichuck Water"), a public utility corporation that is a wholly-owned subsidiary of Pennichuck Corporation ("the Company"), entered into an amendment to its Remarketing Agreement (as defined below) and Master Loan and Trust Agreement (as defined below) and related documents providing for the terms under which Pennichuck Water borrowed, on October 1, 2007, $15,000,000 of the proceeds of the Series B-2 and Series C Bonds (each as defined below). The information provided in Item 2.03 is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

          On October 1, 2007, Pennichuck Water, a public utility corporation that is a wholly-owned subsidiary of the Company, entered into an amendment to its Remarketing Agreement (as defined below), providing for the terms under which Pennichuck Water borrowed, on October 1, 2007, $15,000,000 of the proceeds of the Series B-2 and Series C Bonds (each as defined below) that were originally issued in October 2005 and redesignated in October 2006 through the Business Finance Authority of the State of New Hampshire (the "Authority").

          As previously disclosed, Pennichuck Water completed on October 20, 2005 a financing through the Authority, in which the Authority issued bonds in the aggregate principal amount of $49,485,000 (the "Bonds"). The Bonds, which were originally issued in three series, were designated as the Business Finance Authority of the State of New Hampshire Water Facility Revenue Bonds (Pennichuck Water Works, Inc. Project) 2005 Series A ("Series A"), the Business Finance Authority of the State of New Hampshire Water Facility Revenue Bonds (Pennichuck Water Works, Inc. Project) 2005 Series B ("Series B") and the Business Finance Authority of the State of New Hampshire Water Facility Revenue Bonds (Pennichuck Water Works, Inc. Project) 2005 Series C ("Series C").

          The description of the Bonds, the use of bond proceeds, the Master Agreement (as defined below) and the loans made to Pennichuck Water thereunder set forth in the Company's reports on Form 8-K dated October 25, 2005, September 27, 2006 and October 6, 2006 are incorporated herein by reference.

          Under the terms of a Master Loan and Trust Agreement, as amended (the "Master Agreement") that the Authority, Pennichuck Water and The Bank of New York Trust Company, N.A., as Trustee (the "Trustee"), Pennichuck Water borrowed, as of October 20, 2005, $12,125,000, representing the proceeds of the Series A Bonds. The proceeds of the Series B Bonds, in the aggregate principal amount of $17,865,000, and the Series C Bonds, in the aggregate principal amount of $19,495,000, were deposited as of October 20, 2005 into an escrow account maintained by The Bank of New York Trust Company, N.A., as escrow agent (the "Escrow Agent"). Pennichuck Water borrowed, on October 2, 2006, $6,000,000 of the proceeds of the Series B Bonds to finance a portion of the Project cost. This portion of the Series B Bonds was designated as the "Series B-1 Bonds." The remaining $11,865,000 of the proceeds of the Series B Bonds was designated as the "Series B-2 Bonds" and were re-deposited with the Escrow Agent first until April 2, 2007 and then until October 1, 2007.

          At the request of Pennichuck Water and in accordance with the First Amendment to the Master Agreement, the Series B-2 Bonds and the Series C Bonds were combined into one sub-series consisting of $31,360,000 Business Finance Authority of the State of New Hampshire Water Facility Revenue Bonds (Pennichuck Water Works, Inc. Project) 2005 Series BC (the "Series BC Bonds").

          Pennichuck Water borrowed on October 1, 2007 $15,000,000 of the proceeds of the Series BC Bonds to finance the cost of certain upgrades of certain water facilities to be owned and operated by Pennichuck Water (the "Project"). This portion of the Series BC Bonds was designated as the "Series BC-1 Bonds." The Series BC-1 Bonds bear interest at the rate of 4.50% from October 1, 2007 through October 31, 2007. Thereafter, the Series BC-1 Bonds will bear interest at rates established and payable every 35 days pursuant to certain auction procedures as more fully described in the offering documents.

          The remaining $16,360,000 of the proceeds of the Series BC Bonds was designated as the "Series BC-2 Bonds" and were deposited with the Escrow Agent until May 1, 2008 or such later date as Pennichuck Water may request. The Series BC-2 Bonds bear interest at 3.55% per annum from October 1, 2007 to, but not including, May 1, 2008. The Series BC-2 Bonds are payable solely (i) from the proceeds of the Series BC-2 Bonds and the contribution, if any, of Pennichuck Water on deposit with the Escrow Agent and any investment earnings thereon or (ii) from the proceeds of remarketing the Series BC-2 Bonds. While the proceeds of the Series BC-2 Bonds are in escrow, Pennichuck Water is not legally or financially obligated under the Master Agreement (or any agreement entered into in connection with the Master Agreement) with respect to the payment of the principal or interest or, in the case of a mandatory redemption, the purchase price of the Series BC-2 Bonds. Therefore, the indebtedness represented by the Series BC-2 Bonds will not be shown as a liability on the Company's consolidated financial statements unless and until the proceeds of one or more subseries of the Series BC-2 Bonds have been loaned to Pennichuck Water upon specific request by Pennichuck Water under the terms of the Master Agreement. Pennichuck Water expects that it ultimately will borrow all or substantially all of the proceeds of the Series BC-2 Bonds.

Item 9.01. Financial Statements and Exhibits.

          (d)          Exhibits.

             99.1     Press Release - "Pennichuck Subsidiary Arranges $31,360,000 Tax-Exempt Bond Remarketing"

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pennichuck Corporation (Registrant)
October 05, 2007 (Date)	/s/ WILLIAM D. PATTERSON William D. Patterson Senior Vice President and Chief Financial Officer

Exhibit Index
99.1	Press release dated October 01, 2007